UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2011 (July 27, 2011)

CDSI HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22563	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 579-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

General; Structure of Merger

On July 27, 2011, CDSI Holdings Inc., a Delaware corporation (“CDSI”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among CDSI, CDSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CDSI (“Merger Sub”), SG Blocks, Inc., a Delaware corporation (“SG Blocks”), and certain stockholders of SG Blocks (“Signing Stockholders”). Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of CDSI.

SG Blocks is a provider of code engineered cargo shipping containers that it modifies and delivers to meet the growing demand for safe and green construction.  Rather than consuming new steel and lumber, SG Blocks capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building.

If approved, the merger is expected to be consummated in August or September 2011, after the required approval by the stockholders of SG Blocks and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

The following summaries of the merger and related transactions, the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Merger Consideration

Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of CDSI common stock.   Additionally, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) will receive in the merger 408,750 shares of CDSI common stock pursuant to contractual obligations between SG Blocks and Ladenburg.

Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of CDSI common stock.

As a result of the foregoing, the current holders of common stock of CDSI will own an aggregate of 8% of the common stock of CDSI on a fully diluted basis, the stockholders and warrantholders of SG Blocks will beneficially own an aggregate of 91% of the common stock of CDSI on a fully diluted basis and Ladenburg will own an aggregate of 1% of the common stock of CDSI on a fully diluted basis (not including warrants to purchase shares of CDSI common stock it will receive in the merger as a result if it currently holding warrants to purchase shares of SG Blocks common stock).

Lock-Up Agreements

Pursuant to the terms of lock-up agreements entered into upon signing of the Merger Agreement, all of the officers and directors of SG Blocks and each stockholder of SG Blocks currently owning in excess of 20% of the SG Blocks common stock have agreed not to sell their shares until the 12-month anniversary of the consummation of the merger, subject to certain exceptions.

Indemnification of CDSI

To provide a fund for payment to CDSI with respect to its post-closing rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) 817,500 shares of CDSI common stock to be received by the holders of SG Blocks common stock (“Indemnity Escrow Fund”). The Indemnity Escrow Fund will be the sole remedy for CDSI for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by CDSI once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the Indemnity Escrow Fund.  Claims for indemnification may be asserted until the 5th business day after CDSI has filed with the SEC its Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of CDSI, Merger Sub, SG Blocks and the Signing Stockholders relating to, among other things,:

•	proper organization and similar corporate matters;

•	capital structure of each constituent company;

•	the authorization, performance and enforceability of the Merger Agreement;

•	taxes;

•	financial statements, off balance sheet arrangements and absence of undisclosed liabilities;

•	holding of leases and ownership of other properties, including intellectual property;

•	contracts;

•	title to, and condition of, properties and assets and environmental and other conditions thereof;

•	absence of certain changes;

•	employee matters;

•	compliance with laws;

•	litigation; and

•	regulatory matters.

Covenants

CDSI and SG Blocks have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•
the parties to use commercially reasonable best efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	SG Blocks to obtain the approval of its stockholders of the transactions contemplated by the Merger Agreement;

•	SG Blocks to, on a best efforts basis, deliver its audited financial statements for the fiscal years ended December 31, 2010 and 2009 by July 29, 2011;

•
CDSI to prepare and file an information statement with the SEC advising non-consenting stockholders of the actions taken by the consenting stockholders (as described below), as well as the change of control of CDSI and its Board occurring as a result of the merger; and

•	SG Blocks to provide periodic financial information to CDSI through the closing.

Conditions to Closing

General Conditions

Consummation of the transactions is conditioned on SG Blocks’ stockholders approving the Merger Agreement and related transactions and less than 10% of such stockholders seeking appraisal rights under the Delaware General Corporation Law.  In addition, the consummation of the transactions contemplated by the Merger agreement is conditioned upon, among other things:

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•
the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by each party;

•
the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings in compliance with the rules and regulations of each jurisdiction having jurisdiction over the subject matters; and

•	the lock-up agreements and the escrow agreement shall have been executed and delivered by the parties thereto.

CDSI’s and Merger Sub’s Conditions to Closing

            The obligations of CDSI and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change in the business or financial condition of SG Blocks since the date of the Merger Agreement;

•	repayment of all outstanding indebtedness owed by SG Blocks’ insiders;

•	receipt of SG Blocks’ audited financial statements and them not being materially different from the drafts of such audited financial statements previously received by CDSI;

•	SG Blocks’ unaudited financial statements for the quarter ended June 30, 2011 will reflect that SG Blocks will have at least $1,000,000 of total revenues; and

•	receipt by CDSI of a legal opinion from SG Blocks’ counsel.

SG Blocks’ and Signing Stockholders’ Conditions to Closing

            The obligations of SG Blocks and the Signing Stockholders to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there being no material adverse change in the business or financial condition of CDSI since the date of the Merger Agreement;

•	specified officers and directors of CDSI shall have resigned from their positions;

•	receipt by SG Blocks of a legal opinion from CDSI’s counsel; and

•	CDSI being in compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended.

Waivers

            If permitted under applicable law, either CDSI or SG Blocks may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of CDSI and SG Blocks;

•
by either CDSI or SG Blocks if the merger is not consummated by September 30, 2011, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement;

•
by either CDSI or SG Blocks if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

•
by either CDSI or SG Blocks if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; and

•	by either CDSI or SG Blocks if the Merger Agreement shall fail to be approved by the affirmative vote of the holders of a majority of the outstanding common stock of SG Blocks.

Approval of transactions by Majority of CDSI Stockholders

On July 27, 2011, CDSI obtained the written consent of a majority of its outstanding common stock approving (i) the Merger Agreement and the related transactions, (ii) an increase in the number of authorized shares of CDSI’s common stock to 100,000,000, (iii) the change of the name of CDSI to “SG Blocks, Inc.” and (iv) the adoption of an equity incentive plan to be effective upon consummation of the merger.

The equity incentive plan allows CDSI to issue options, stock appreciation rights, restricted stock and other stock or incentive awards to directors, officers, consultants, advisors and employees of CDSI.  The plan provides for the issuance of awards of up to 8,000,000 shares of CDSI’s common stock.

Management of CDSI Following Merger

Upon consummation of the merger, (i) Richard J. Lampen and J. Bryant Kirkland III will resign from their officer positions with CDSI (but will continue in their position as Board members), (ii) Robert Lundgren and Glenn Halpryn will resign from their Board positions with CDSI and (iii) Paul M. Galvin, SG Blocks’ Chief Executive Officer, Joseph Tacopina, a director of SG Blocks, Stevan Armstrong, SG Blocks’ President and Chief Operating Officer, J. Scott Magrane and Claudia Walters will be appointed to CDSI’s Board.

Additionally, upon consummation of the merger, Paul Galvin will become the Chief Executive Officer of CDSI, Brian Wasserman will become the Chief Financial Officer of CDSI, Stevan Armstrong will become the President and Chief Operating Officer of CDSI and Jennifer Strumingher will become the Chief Administrative Officer of CDSI.

Paul M.  Galvin, 48 years old, brings to SG Blocks 20 years of experience developing and managing real estate including residential condominiums, luxury sales, market rate and affordable rental projects.  Mr. Galvin is a founder and has been SG Blocks’ Chief Executive Officer since April 2009 and a Board Member and founder Member since inception in January 2007.  Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, and where he served for over a decade in a leadership position.  During that period Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other Federal and State entities.  From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of Yucaipa Investments where he worked with religious institutions that needed to monetize underperforming assets.  There he designed and managed systems that produced highest and best use analysis for hundreds of religious assets and used them to acquire and re-develop properties across the United States.  Mr. Galvin holds a B.S. in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University.  He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare.  Mr. Galvin is currently a Board Member of SentiCare, Inc.  He previously served for ten years on the Sisters of Charity Healthcare System Advisory Board.

Joseph Tacopina, 45 years old, has been a Board Member of SG Blocks since January 2008.  Mr. Tacopina founded the Law Offices of Joseph Tacopina, P.C. in 1994 and continues to practice law at his firm.  Since September 2009, he has also led the Talent Representation practice at Madison Avenue Sports and Entertainment, a talent representation, marketing and advising firm.  Mr. Tacopina is a member of the Federal Bar Council, the New York Counsel of Defense Lawyers, and the Judicial Committee for the Association of the Bar of the City of New York.  He also serves on the Legislative Committee for the National Association of Criminal Defense Lawyers.  Additionally, Mr. Tacopina volunteers his time as an adjunct professor at Fordham Law School and lectures nationwide on a variety of legal issues.  Mr. Tacopina is a graduate of Skidmore College and the University of Bridgeport Law School.

Stevan Armstrong, 63 years old, brings extensive design, construction experience, and engineering expertise to SG Blocks.  Mr. Armstrong is a founder and has been SG Blocks’ President and Chief Operating Officer since April 2009 and Board Member since inception in January 2007.  Prior to joining SG Blocks, he was a minority partner (owner) and Chief Construction Officer for Stratford Companies, a large Senior Housing development group, from 2003 until fully phasing out in March 2010, where he had complete responsibility for all engineering, design construction and commissioning of over $250,000,000 of facilities over a three year period.  Prior to that, he was Executive Vice President for Operations of Hospital Affiliates Development Corp., a proprietary health care company specializing in the development of healthcare and senior care projects both domestically and internationally.  Mr. Armstrong managed the design and construction of healthcare and elderly care housing projects in 40 states and 16 foreign countries with overall responsibility for operations.  His background includes structural design engineering for large-scale healthcare projects, project scheduling and management of developmental of construction budgets.  He spent much of his early career working on site as a field engineer and construction specialist.  Mr. Armstrong served 30 years on active and reserve duty as a Civil Engineering Corps Officer for the United States Navy, retiring as Assistant Chief of Staff for Operations for the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk Virginia with 8000 engineering and construction troops reporting to headquarters.  Mr. Armstrong was responsible for their operations both in the United States and worldwide.  Mr. Armstrong holds a Bachelor of Architectural Engineering from Penn State University and an M.S. in Engineering from George Washington University.

J. Scott Magrane, 64 years old, is a Managing Director at Coady Diemar Partners, an investment banking firm he co-founded in 2004.  Prior to co-founding Coady Diemar Partners, Mr. Magrane spent 15 years with Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm's Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance.  Mr. Magrane holds a BA from the College of Wooster and an MBA from Wharton.  Mr. Magrane has spent over 26 years advising power related enterprises including energy technology companies, utilities, independent power companies, rural electric cooperatives and governments.

Claudia Walters, 57 years old, has been a Board Member of SG Blocks since November 2010 and has also been a Board Member of the Harvard Kennedy School of Government since November 2010. From 1977 until December 2010, Ms. Walters was a partner in the law firm of Baremboim and Associates. Ms. Walters is an international corporate lawyer with over 30 years of experience in mergers and acquisitions for Latin America and Europe.  Ms. Walters is a member of the Argentinean School of Lawyers since 1977 and is fluent in five languages. Ms. Walters is a member since 2006 of the Women Leadership Board of the Harvard Kennedy School of Government. Ms. Walters has a JD Summa Cum Laude and a PHD in International Law both from the University of Buenos Aires (UBA).

Brian Wasserman, 45 years old, has served as the Chief Financial Officer of SG Blocks since June 2011.  Mr. Wasserman has been a Partner and the Director of Forensic Services at Janover Rubinroit, LLC, a public accounting firm, since January 2010.  From September 2005 until January 2010, Mr. Wasserman served as the Chief Executive Officer of BAW Holding Corp., a financial consulting business.  Mr. Wasserman was a founder, the Chief Financial Officer and Treasurer of Newtek Business Services, Inc. (“Newtek” – NASDAQ Symbol “NEWT”) from 1997 thru July 2005.  Newtek is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek brand. Newtek provides one or more of its services to over 90,000 customers, and serves as a one-stop-shop provider of business services to the small- and medium-sized business market.  From 1992 thru 1997, Mr. Wasserman was the Chief Financial Officer for a Wall Street investment banking firm, the General Partner of various family investment limited partnerships and the Treasurer of a publicly traded closed end mutual fund.  Mr. Wasserman is a Certified Public Accountant and holds a BS in Accounting from Lehigh University.  From 1987 thru 1992, Brian worked for Coopers & Lybrand (now PricewatershouseCoopers) and earned the title of Manager.

Jennifer Strumingher, 36 years old, has been with SG Blocks since February 2008, Chief Administrative Officer since March 2010 and a Board Member since April 2009.  From May 2007 to February 2008, Ms. Strumingher was involved in private real estate renovations.  From November 2005 to May 2007, Ms. Strumingher worked for a boutique contemporary knitwear company in brand positioning, sales and product marketing.  Prior to that Ms. Strumingher was an Equity Sales Manager for PaineWebber, Inc. from July 1996 to December 2000 where she communicated and marketed PaineWebber’s equity research to a select group of clients.  Additionally, Ms. Strumingher conducted verbal and written client portfolio reviews using sector analysis to maximize profits, minimize risk and diversify holdings.  Ms. Strumingher holds a B.S. in Management and Marketing from Binghamton University (State University of New York) School of Management.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits:

Exhibit	Description

2.1	Merger Agreement and Plan of Reorganization, dated as of July 27, 2011, by and among CDSI Holdings Inc., CDSI Merger Sub, Inc., SG Blocks, Inc. and certain stockholders of SG Blocks, Inc.*

4.1	Equity Incentive Plan.

10.1	Form of lock-up agreement.

99.1	Press release dated July 28, 2011 announcing execution of the Merger Agreement and Plan of Reorganization.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). CDSI agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2011
CDSI HOLDINGS INC.

By:	/s/ J. Bryant Kirkland III
Name: J. Bryant Kirkland III
Title: Vice President and Chief Financial Officer